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                                                                   EXHIBIT 10.27

                                PROMISSORY NOTE

$200,000             August 31, 1996
Principal Amount     New York, New York

     FOR VALUE RECEIVED, Chris Garske, an individual, whose residence is at 235 West 56th Street, Apt. 38M, New York, New York 10019 (the "Maker"), hereby promises to pay to the order of GT Interactive Software Corp., a Delaware corporation (the "Payee"), or its assigns, the sum of Two Hundred Thousand Dollars ($200,000) on August 31, 1998 (the "Maturity Date"), together with interest accrued from the date hereof on the unpaid principal balance hereunder, at a rate of six and fifteen one-hundredths percent (6.15%) per annum. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be due and payable on the Maturity Date.

     This Note may be prepaid in full or in part (with interest to the date of prepayment) at any time without premium or penalty.

     All payments received hereunder shall be applied first to the payment of accrued interest (if applicable) and any expenses or charges payable hereunder (in such order as Payee may determine) and the balance, if any, to principal.

     In the event of any failure to make a full and timely payment of any amount due under this Note, Maker will pay to the holder such further amount as shall be sufficient to cover all costs and expenses directly or indirectly incurred in connection with any action relating to collection of this Note and/or the enforcement of the holder's rights, including but not limited to attorneys' fees, expenses and disbursements.

     No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice any of such holder's rights, powers and remedies, and no single or partial exercise of a right, power or remedy shall preclude a further exercise thereof or the exercise of another right, power or remedy.

     The Maker hereby waives presentment, notice of demand for payment, protest, notice of dishonor and any other notice of any kind with respect to this Note.

     The Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

     All of the terms and provisions of this Note shall be applicable to and binding upon each and every maker, holder, endorser, surety, guarantor, and all other persons who are or may become liable for the payment hereof and their respective successors or assigns.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date and year first above written.

                                                   /s/ CHRIS GARSKE
                                                   ----------------
                                                       Chris Garske